Exhibit 10.11

Pulaski Financial Corp.

Stock-Based Deferred Compensation Plan

Distribution Election Form

I,                                                  , hereby acknowledge and agree that during the 200__, Pulaski Financial Corp. Stock-Based Deferred Compensation Plan Year, a percentage of the commission income I would otherwise receive in cash from Pulaski Financial Corp., as specified in my Deferral Compensation Agreement, shall be deferred as a non-elective Bank Contribution under the Pulaski Financial Corp. Stock-Based Deferred Compensation Plan (the “Plan”). Accordingly, I elect my benefits under the Plan to be distributed as follows:

Benefit Distribution Election

I understand that any amounts credited to my Account under the Plan will become payable (or commence to be paid) to me in (select one of the following):

           in the form of a lump sum distribution; or

           in the form of annual installments over a period of at least two (2) years but not to exceed ten (10) years which period shall be              years.

           as specified on the attached alternate schedule (alternate schedules must be pre-approved by the Committee)

I understand that my Plan benefits will be distributed to me: (choose one):

Thirty (30) calendar days (or one hundred and twenty (120) days if lump sum distribution) after the first business day following my termination of employment; or

Thirty (30) days (or one hundred and twenty (120) days if lump sum distribution) after
[such other date specified by the Participant].

Notwithstanding the foregoing, I acknowledge that pursuant to the Plan, amounts credited to my Account will be distributed to me upon a Change in Control (as defined in the Plan), upon my death or in the event my service is terminated due to Disability (as defined in the Internal Revenue Code).

Beneficiary Election

I understand that in the event of my death any amount to which I am entitled under this Plan will be paid to the beneficiary designated by me or, if none, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by during my lifetime revokes all prior beneficiary designations previously filed by me for purposes of the Plan. I hereby state (choose one):

           that I do not wish to name a Beneficiary; or

           that                                               (insert name) residing at

whose Social Security number is         -    -            , is designated as my primary beneficiary.

                                                                                   (insert name) residing at

whose Social Security number is         -    -            , is designated as my secondary beneficiary.

If my secondary beneficiary(ies) are not living at the time of this distribution,

then my contingent beneficiary shall be

residing at

whose Social Security number is         -    -            .

Date	Signature of Participant

Witness	Social Security Number

RECEIVED AND ACCEPTED:	PULASKI FINANCIAL CORP.

Date:	By: